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                                                                    Exhibit 2.20

                         REAL ESTATE PURCHASE AGREEMENT

         THIS REAL ESTATE PURCHASE AGREEMENT (THIS "AGREEMENT") IS MADE AND ENTERED INTO AS OF THE "EFFECTIVE DATE" (AS DEFINED IN SUBPARAGRAPH 1.2) BY AND AMONG CRESCENT REAL ESTATE FUNDING VII, L.P., A DELAWARE LIMITED PARTNERSHIP (HEREINAFTER REFERRED TO AS "SELLER"), AND RAMSAY YOUTH SERVICES, INC., A DELAWARE CORPORATION (HEREINAFTER REFERRED TO AS "PURCHASER").

         IN CONSIDERATION OF THE AGREEMENTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

1.       PROPERTY/EXCLUDED ASSETS.

         1.1 PROPERTY. SELLER AGREES TO SELL AND CONVEY AND PURCHASER AGREES TO PURCHASE AND TAKE TITLE TO: (A) THOSE CERTAIN PARCELS OF REAL ESTATE LYING AND BEING IN THE COUNTY OF MANATEE, STATE OF FLORIDA, AND EACH BEING MORE PARTICULARLY DESCRIBED ON EXHIBIT A-1 AND EXHIBIT A-2 ATTACHED HERETO (COLLECTIVELY, THE "LAND") AND ALL IMPROVEMENTS SITUATED THEREON (THE "IMPROVEMENTS") (THE LAND AND THE IMPROVEMENTS ARE SOMETIMES HEREIN COLLECTIVELY CALLED THE "REAL PROPERTY"), (B) ALL OF SELLER'S RIGHT, TITLE, AND INTEREST, IF ANY, IN ALL ITEMS OF PERSONAL PROPERTY PRESENTLY ATTACHED TO, PLACED OR SITUATED UPON THE LAND AND/OR THE IMPROVEMENTS (THE "PERSONALTY"), BUT SPECIFICALLY EXCLUDING ANY ITEMS OF PERSONAL PROPERTY OWNED BY ANY TENANT, (C) ALL RIGHT, TITLE AND INTEREST OF SELLER IN AND TO ALL RIGHTS, PRIVILEGES, EASEMENTS, HEREDITAMENTS AND APPURTENANCES TO THE REAL PROPERTY, AND (D) THE RIGHT, TITLE AND INTEREST OF SELLER IN AND TO THE LAND LYING IN THE BED OF ANY STREET, ROAD, AVENUE OR ALLEY, OPEN OR PROPOSED, PUBLIC OR PRIVATE, IN FRONT OF OR ADJOINING THE LAND TO THE CENTER LINE THEREOF. THE REAL PROPERTY AND THE INTERESTS DESCRIBED IN SUBPARTS (C) AND (D) OF THE PRECEDING SENTENCE ARE HEREINAFTER CALLED "REAL PROPERTY INTERESTS". THE REAL PROPERTY INTERESTS AND THE PERSONALTY ARE SOMETIMES COLLECTIVELY CALLED THE "PROPERTY".

         1.2 EXCLUDED ASSETS. THE PROPERTY TO BE CONVEYED BY SELLER TO PURCHASER HEREUNDER INCLUDES ONLY THE LAND, IMPROVEMENTS AND PERSONALTY SPECIFICALLY DESCRIBED IN PARAGRAPH 1.1. THE PROPERTY DOES NOT INCLUDE ANY OTHER PROPERTY ("EXCLUDED ASSETS"), WHETHER REAL OR PERSONAL, TANGIBLE OR INTANGIBLE, OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION ANY PROPERTY OR ASSETS UTILIZED IN OR GENERATED BY THE BUSINESS CONDUCTED AT THE PROPERTY PRIOR TO THE CLOSING) OTHER THAN WHAT IS SPECIFICALLY DESCRIBED IN THIS PARAGRAPH 1.2. PURCHASER HAS ENTERED INTO AN AGREEMENT ("CHARTER AGREEMENT") WITH CHARTER BEHAVIORAL HEALTH SYSTEMS, LLC AND CERTAIN OF ITS WHOLLY-OWNED SUBSIDIARIES (COLLECTIVELY, "CHARTER") TO ACQUIRE CERTAIN OF THE BUSINESS ASSETS DESCRIBED IN THE CHARTER AGREEMENT ("BUSINESS ASSETS"). PURCHASER ACKNOWLEDGES THAT SELLER SHALL HAVE NO LIABILITY ARISING OUT OF ANY FAILURE BY CHARTER TO PERFORM ITS OBLIGATIONS PURSUANT TO THE CHARTER AGREEMENT OR ANY BREACH OF THE REPRESENTATIONS OR WARRANTIES MADE BY CHARTER PURSUANT TO THE CHARTER AGREEMENT. AS USED IN THIS AGREEMENT, THE "EFFECTIVE DATE" MEANS THE DATE WHICH IS THE

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LATER OF THE DATE ON WHICH: (I) THIS AGREEMENT IS EXECUTED BY BOTH SELLER AND
PURCHASER OR (II) THE CHARTER AGREEMENT IS EXECUTED BY BOTH CHARTER AND
PURCHASER.

2. PURCHASE PRICE. THE PURCHASE PRICE OF THE PROPERTY (HEREINAFTER REFERRED TO AS THE "PURCHASE PRICE") SHALL BE THE SUM OF $7,700,000.00.

         2.1 DEPOSIT. PRIOR TO THE EXECUTION OF THIS AGREEMENT BY RAMSAY, RAMSAY HAS DELIVERED A CASHIER'S CHECK TO THE TITLE COMPANY (HEREINAFTER DEFINED) IN THE AMOUNT OF $87,600 (HEREINAFTER REFERRED TO AS THE "DEPOSIT") MADE PAYABLE TO REPUBLIC TITLE OF TEXAS, INC. ("TITLE COMPANY"), AS AGENT OF FIRST AMERICAN TITLE INSURANCE COMPANY. THE DEPOSIT AND ANY INTEREST THEREON IS HEREINAFTER REFERRED TO AS "EARNEST MONEY". TITLE COMPANY SHALL DEPOSIT THE EARNEST MONEY INTO AN INTEREST-BEARING MONEY MARKET ACCOUNT MAINTAINED AT A FEDERALLY INSURED BANK OR SAVINGS AND LOAN LOCATED IN TEXAS APPROVED BY SELLER AND PURCHASER. ALL INTEREST EARNED SHALL BE REPORTED TO THE INTERNAL REVENUE SERVICE AS THE INCOME OF PURCHASER. PURCHASER SHALL PROMPTLY EXECUTE SUCH DOCUMENTS AS TITLE COMPANY MAY REASONABLY REQUEST IN ORDER TO PROPERLY REPORT SUCH INCOME. SUCH ACCOUNT SHALL HAVE NO PENALTY FOR EARLY WITHDRAWAL. IF THE TRANSACTION CONTEMPLATED HEREBY IS CONSUMMATED IN ACCORDANCE WITH THE TERMS AND PROVISIONS HEREOF, THE EARNEST MONEY SHALL BE PAID TO SELLER AND CREDITED AGAINST THE PURCHASE PRICE. IF THE TRANSACTION IS NOT SO CONSUMMATED, THE EARNEST MONEY SHALL BE HELD AND DELIVERED BY THE TITLE COMPANY AS HEREINAFTER PROVIDED.

         2.2 PAYMENT OF PURCHASE PRICE. THE PURCHASE PRICE, LESS CREDIT FOR SUCH CREDITS, PRORATIONS AND ADJUSTMENTS AS ARE PROVIDED HEREIN, SHALL BE PAID AT CLOSING (DEFINED IN PARAGRAPH 3.1) BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO TITLE COMPANY'S ESCROW ACCOUNT FOR DISBURSEMENT IN ACCORDANCE WITH THIS AGREEMENT.

3.       CLOSING.

         3.1 CLOSING/CONVEYANCE DOCUMENTS. THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT (THE "CLOSING") SHALL OCCUR BY DELIVERY BY SELLER TO PURCHASER OF A PROPERLY EXECUTED: (A) WARRANTY DEED OR OTHER APPROPRIATE CONVEYANCE DOCUMENT (HEREINAFTER REFERRED TO AS THE "DEED") CONVEYING THE REAL PROPERTY TO PURCHASER, AND (B) BILL OF SALE AND ASSIGNMENT OR OTHER APPROPRIATE CONVEYANCE DOCUMENT (HEREINAFTER REFERRED TO AS THE "BILL OF SALE") CONVEYING THE PERSONALTY TO PURCHASER IN CONSIDERATION OF THE PAYMENT BY PURCHASER TO SELLER OF THE PURCHASE PRICE AND UPON PERFORMANCE OF ALL OF THE OTHER OBLIGATIONS INCURRED UNDER THIS AGREEMENT, AT THE OFFICE OF TITLE COMPANY LOCATED AT 2626 HOWELL STREET, 10TH FLOOR, DALLAS, TEXAS 75204, AT 10:00 A.M. ON THE CLOSING DATE. "CLOSING DATE" MEANS THE DATE DESIGNATED BY SELLER BY DELIVERING WRITTEN NOTICE ("CLOSING NOTICE") TO PURCHASER WHICH DATE IS: (A) NO EARLIER THAN THE LATER OF JULY 1, 2000 OR FIVE (5) BUSINESS DAYS AFTER THE DELIVERY OF THE CLOSING NOTICE; OR (B) NO LATER THAN AUGUST 15, 2000. THE CLOSING NOTICE SHALL SET FORTH A CLOSING DATE WHICH SHALL NOT BE DIFFERENT FROM THE DATE AS MAY BE SET FOR THE CLOSING UNDER THE CHARTER AGREEMENT PURSUANT TO ITS TERMS. SELLER AND BUYER SHALL NOT BE OBLIGATED TO ATTEND CLOSING AND SHALL

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SUBMIT THE DOCUMENTS REQUIRED OF IT BY CERTIFIED MAIL, UPS, FEDERAL EXPRESS, OR
OTHER SIMILAR DELIVERY SERVICE. THE FORM OF THE DEED AND BILL OF SALE SHALL CONFORM TO THE REQUIREMENTS OF THE STATE IN WHICH THE REAL PROPERTY IS SITUATED AND THE WARRANTY OF TITLE SET FORTH THEREIN SHALL BE LIMITED TO A WARRANTY AGAINST CLAIMS ARISING BY, THROUGH OR UNDER SELLER BUT NOT OTHERWISE. SUBJECT TO THE FOREGOING, THE DEED AND BILL OF SALE SHALL BE IN THE FORMS PREPARED BY SELLER'S COUNSEL AND APPROVED BY PURCHASER WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

         3.2 CLOSING DOCUMENTS. AT CLOSING, THE FOLLOWING DOCUMENTS SHALL BE EXECUTED AND DELIVERED TO THE TITLE COMPANY TO BE HELD IN ESCROW PENDING COMPLETION AND FUNDING:

                  3.2.1 AUTHORITY OF SELLER. SELLER SHALL DELIVER TO PURCHASER SATISFACTORY EVIDENCE OF ITS DUE AND PROPER AUTHORITY AND POWER TO PERFORM ITS OBLIGATIONS HEREUNDER AND TO EXECUTE AND DELIVER ALL DOCUMENTS REQUIRED HEREBY.

                  3.2.2 AUTHORITY OF PURCHASER. PURCHASER SHALL DELIVER TO SELLER SATISFACTORY EVIDENCE OF ITS DUE AND PROPER AUTHORITY AND POWER TO PERFORM ITS OBLIGATIONS HEREUNDER AND TO EXECUTE AND DELIVER ALL DOCUMENTS REQUIRED HEREBY.

                  3.2.3 DEED. SELLER SHALL EXECUTE AND DELIVER THE DEED CONVEYING THE REAL PROPERTY TO PURCHASER.

                  3.2.4 BILL OF SALE. SELLER SHALL EXECUTE AND DELIVER THE BILL OF SALE CONVEYING SELLER'S RIGHT TITLE AND INTEREST TO THE PERSONALTY TO PURCHASER.

                  3.2.5 FIRPTA AFFIDAVIT. SELLER SHALL EXECUTE AND DELIVER TO PURCHASER A CERTIFICATE CERTIFYING THAT SELLER IS NOT A FOREIGN PERSON, CORPORATION OR PARTNERSHIP OR STATE WITHIN THE MEANING OF SECTION 1445 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                  3.2.6 OTHER REQUIRED DOCUMENTS. SELLER AND PURCHASER SHALL EXECUTE SUCH OTHER DOCUMENTS AS MAY BE: (I) REQUIRED BY THE LAW OF THE JURISDICTION IN WHICH THE REAL PROPERTY IS LOCATED OR (II) REQUESTED BY THE TITLE COMPANY.

         3.3 CERTAIN DEFINITIONS. AS USED HEREIN, THE TERM:

                   "BANKRUPTCY COURT" MEANS THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE.

                   "BANKRUPTCY PROCEEDING" MEANS COLLECTIVELY THE PROCEEDINGS NAMING CHARTER AND CERTAIN OF ITS AFFILIATES AS "DEBTOR" CURRENTLY PENDING IN THE BANKRUPTCY COURT BEING NUMBERED 00-989 THROUGH 00-1089.

                   "CHARTER AFFILIATES" MEANS THOSE AFFILIATES OF CHARTER WHO ARE NAMED AS A "DEBTOR" IN THE BANKRUPTCY PROCEEDING.

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                   "CHARTER AGREEMENT CLOSING" MEANS THE EXECUTION AND DELIVERY
OF DOCUMENTS AND THE PAYMENT OF CONSIDERATION NECESSARY FOR THE ASSIGNMENT OF THE BUSINESS ASSETS IN ACCORDANCE WITH THE TERMS OF THE CHARTER AGREEMENT.

                   "CLOSING OBLIGATIONS" MEANS THE PAYMENT OF THE PURCHASE PRICE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND THE EXECUTION AND DELIVERY OF THE DOCUMENTS DESCRIBED IN PARAGRAPH 3.2.

                   "SELLER PARTIES" MEANS SELLER AND ANY AFFILIATE OF SELLER AND ANY OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES OF SELLER OR ANY AFFILIATE OF SELLER.

                   "MASTER LEASE" MEANS THAT CERTAIN MASTER LEASE DATED JUNE 16, 1997 BY AND BETWEEN SELLER AS "LANDLORD" AND CHARTER AND OTHER AFFILIATED ENTITIES AS "TENANT" (COLLECTIVELY CALLED "TENANT").

                   "RELEASE AGREEMENT" MEANS AN AGREEMENT AUTHORIZED BY AN APPROPRIATE FINAL ORDER OF THE BANKRUPTCY COURT IN THE BANKRUPTCY PROCEEDING (NOT SUBJECT TO NOR THE SUBJECT OF AN APPEAL) AND EXECUTED BY CHARTER AND THE CHARTER AFFILIATES HAVING TERMS REASONABLY ACCEPTABLE TO SELLER PURSUANT TO WHICH CHARTER AND THE CHARTER AFFILIATES RELEASE SELLER AND THE SELLER PARTIES FROM ANY AND ALL CLAIMS (REGARDLESS OF THE THEORY), KNOWN OR UNKNOWN, NOW OR HEREAFTER ARISING WHICH ARE BASED UPON ACTIONS OR FAILURES TO ACT BY SELLER OR ANY OF THE SELLER PARTIES OCCURRING ON OR PRIOR TO THE DATE OF THE RELEASE AGREEMENT.

                   "TERMINATION AGREEMENT" MEANS AN AGREEMENT ("TERMINATION AGREEMENT") EXECUTED BY TENANT AND AUTHORIZED BY APPROPRIATE FINAL ORDER ENTERED BY THE BANKRUPTCY COURT (NOT SUBJECT TO NOR THE SUBJECT OF AN APPEAL) PURSUANT TO WHICH TENANT TERMINATES ALL OF ITS RIGHTS PURSUANT TO THE MASTER LEASE TO THE EXTENT THOSE RIGHTS RELATE TO THE PROPERTY OR ANY PART THEREOF AND WHICH INCLUDES ONLY THOSE TERMS WHICH ARE REASONABLY ACCEPTABLE TO SELLER.

                   "TENANT" MEANS COLLECTIVELY CHARTER AND THE CHARTER AFFILIATE WHICH HAS THE RIGHT TO OCCUPY THE PROPERTY PURSUANT TO THE MASTER LEASE.

         3.4 SELLER'S RIGHT TO TERMINATE. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, SELLER MAY TERMINATE THIS AGREEMENT BY DELIVERING WRITTEN NOTICE TO PURCHASER IF THE FOLLOWING CONDITIONS ARE NOT SATISFIED ON OR BEFORE THE CLOSING DATE:

                  (A) THE EXECUTION AND DELIVERY OF THE TERMINATION AGREEMENT AND THE RELEASE AGREEMENT BY THE APPROPRIATE PARTIES ("TERMINATION AND RELEASE CONDITION");

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                  (B)      THE CHARTER AGREEMENT CLOSING SHALL HAVE OCCURRED OR
                           BE OCCURRING SIMULTANEOUSLY WITH THE CLOSING OF THIS AGREEMENT; AND

                  (C) PURCHASER SHALL HAVE PERFORMED ITS CLOSING OBLIGATIONS ("PURCHASER'S PERFORMANCE CONDITION").

         3.5 PURCHASER'S RIGHT TO TERMINATE. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, PURCHASER MAY TERMINATE THIS AGREEMENT BY DELIVERING WRITTEN NOTICE TO SELLER IF THE FOLLOWING CONDITIONS ARE NOT SATISFIED ON OR BEFORE THE CLOSING DATE:

                  (A) SELLER SHALL HAVE PERFORMED ITS CLOSING OBLIGATIONS ("SELLER'S PERFORMANCE CONDITION");

                  (B) THE CHARTER AGREEMENT CLOSING SHALL HAVE OCCURRED OR BE OCCURRING SIMULTANEOUSLY WITH THE CLOSING OF THIS AGREEMENT;

                  (C) PURCHASER SHALL HAVE OBTAINED FINANCING IN AN AMOUNT SUFFICIENT TO FUND THE PURCHASE PRICE TO COMPLETE THE TRANSACTIONS CONTEMPLATED HEREBY AND THE CHARTER AGREEMENT; AND

                  (D) PURCHASER SHALL HAVE OBTAINED THE CONSENT OF THE BOARD OF DIRECTORS OF RAMSAY YOUTH SERVICES, INC. TO THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT AND THE CHARTER AGREEMENT;

         3.6 CERTAIN TERMINATION PROVISIONS. FOLLOWING THE TIMELY DELIVERY OF A TERMINATION NOTICE PURSUANT TO EITHER PARAGRAPH 3.4 OR SUBPARAGRAPHS 3.5(A) OR
(B): (A) PURCHASER SHALL DELIVER THE INSPECTION DOCUMENTS (HEREAFTER DEFINED) TO SELLER, (B) UPON THE DELIVERY OF THE INSPECTION DOCUMENTS TO SELLER, TITLE COMPANY SHALL IMMEDIATELY DELIVER THE EARNEST MONEY (HEREAFTER DEFINED) IN ACCORDANCE WITH THE FURTHER PROVISIONS OF THIS PARAGRAPH, AND (C) FOLLOWING (A) AND (B) NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS PURSUANT TO THIS AGREEMENT EXCEPT FOR THE PURCHASER'S INSPECTION OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS AND THE OBLIGATIONS CREATED PURSUANT TO PARAGRAPH 12, ALL OF WHICH SHALL CONTINUE UNTIL FULLY PERFORMED. FOLLOWING THE TIMELY DELIVERY OF A TERMINATION NOTICE PURSUANT TO EITHER SUBPARAGRAPHS 3.5(C) OR (D): (A) PURCHASER SHALL DELIVER THE INSPECTION DOCUMENTS (HEREAFTER DEFINED) TO SELLER, AND (B) FOLLOWING (A) NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS PURSUANT TO THIS AGREEMENT EXCEPT FOR THE PURCHASER'S INSPECTION OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS AND THE OBLIGATIONS CREATED PURSUANT TO PARAGRAPH 12, ALL OF WHICH SHALL CONTINUE UNTIL FULLY PERFORMED. PROVIDED PURCHASER IS NOT IN DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT OR THE CHARTER AGREEMENT, UPON TERMINATION PURSUANT TO THIS PARAGRAPH, THE EARNEST MONEY SHALL BE IMMEDIATELY PAID TO PURCHASER IF: (I) THE TERMINATION AND RELEASE CONDITION IS NOT SATISFIED, (II) THE CHARTER AGREEMENT CLOSING DID NOT OCCUR AS A RESULT OF CHARTER'S DEFAULT OR THE FAILURE OF ANY CONDITION (OTHER THAN ONE CAUSED BY PURCHASER'S DEFAULT PURSUANT TO THE CHARTER
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AGREEMENT) WHICH RELIEVED PURCHASER OF ITS OBLIGATIONS PURSUANT TO THE CHARTER
AGREEMENT, OR (III) SELLER'S PERFORMANCE CONDITION WAS NOT SATISFIED. PROVIDED SELLER IS NOT IN DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT, UPON TERMINATION PURSUANT TO THIS PARAGRAPH, THE EARNEST MONEY SHALL BE PAID TO SELLER IF (I) THE CHARTER AGREEMENT CLOSING DID NOT OCCUR AS A RESULT OF PURCHASER'S FAILURE TO PERFORM ITS OBLIGATIONS PURSUANT TO THE CHARTER AGREEMENT, (II) THE PURCHASER'S PERFORMANCE CONDITION WAS NOT SATISFIED. PROVIDED SELLER IS NOT IN DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT, IN THE EVENT PURCHASER TERMINATES THIS AGREEMENT PURSUANT TO SUBPARAGRAPHS 3.5(C) AND/OR (D) OF THIS AGREEMENT THE EARNEST MONEY SHALL BE PAID TO SELLER.

         3.7 ADDITIONAL TERMINATION PROVISION REGARDING CHARTER AGREEMENT. IF PRIOR TO THE CLOSING DATE THE CHARTER AGREEMENT IS TERMINATED FOR ANY REASON OTHER THAN A DEFAULT BY PURCHASER UNDER THE CHARTER AGREEMENT, THEN PURCHASER MAY TERMINATE THIS AGREEMENT BY DELIVERING WRITTEN NOTICE OF TERMINATION TO SELLER WITHIN TEN (10) DAYS OF THE TERMINATION OF THE CHARTER AGREEMENT. FOLLOWING THE TIMELY DELIVERY OF A TERMINATION NOTICE PURSUANT TO THIS PARAGRAPH 3.7: (A) PURCHASER SHALL DELIVER THE INSPECTION DOCUMENTS (HEREAFTER DEFINED) TO SELLER, (B) UPON THE DELIVERY OF THE INSPECTION DOCUMENTS TO SELLER, TITLE COMPANY SHALL IMMEDIATELY DELIVER THE EARNEST MONEY IN ACCORDANCE WITH THE FURTHER PROVISIONS OF THIS PARAGRAPH, AND (C) FOLLOWING (A) AND (B) NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS PURSUANT TO THIS AGREEMENT EXCEPT FOR THE PURCHASER'S INSPECTION OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS AND THE OBLIGATIONS CREATED PURSUANT TO PARAGRAPH 12, ALL OF WHICH SHALL CONTINUE UNTIL FULLY PERFORMED.

4. TITLE. AT CLOSING, SELLER SHALL CONVEY TITLE TO THE LAND AND IMPROVEMENTS TO PURCHASER, SUBJECT TO THE FOLLOWING EXCEPTIONS:

         (A)      LIENS FOR AD VALOREM TAXES NOT YET DUE AND PAYABLE;

         (B) THE STANDARD PRINTED EXCEPTIONS AS SET FORTH IN THE TITLE POLICY (DEFINED IN PARAGRAPH 5);

         (C)      THE PERMITTED EXCEPTIONS (DEFINED IN PARAGRAPH 5);

         (D) ALL MATTERS THAT WOULD BE SHOWN BY AN ACCURATE SURVEY OR INSPECTION OF THE REAL PROPERTY, INCLUDING BUT NOT LIMITED TO EASEMENTS, ENCROACHMENTS, OVERLAPS, RIPARIAN RIGHTS, AND BOUNDARY DISPUTES, IF ANY; AND

         (E) ALL BUILDING, ZONING, ENVIRONMENTAL, AND OTHER STATE, COUNTY OR FEDERAL LAWS, CODES, AND REGULATIONS (WHETHER EXISTING OR PROPOSED), AFFECTING THE REAL PROPERTY, INCLUDING ANY AND ALL SPECIAL EXCEPTIONS, CONDITIONS, SITE PLAN APPROVALS, PROFFERS, AND OTHER SIMILAR MATTERS, IF ANY, RELATED TO THE ZONING OF THE REAL PROPERTY.

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5. TITLE COMMITMENT/TITLE POLICY. PRIOR TO THE EFFECTIVE DATE, SELLER DELIVERED
TO PURCHASER (A) TITLE COMMITMENTS (COLLECTIVELY, THE "COMMITMENT"), SHOWING SELLER AS THE RECORD TITLE OWNER OF THE REAL PROPERTY AND THE TERMS BY WHICH TITLE COMPANY AGREES TO ISSUE TO PURCHASER AN OWNER'S POLICY OF TITLE INSURANCE ("TITLE POLICY") ISSUED ON A.L.T.A. OWNER'S POLICY (10/17/92 WITH FLORIDA MODIFICATIONS) IN THE AMOUNT OF THE PURCHASE PRICE INSURING PURCHASER'S FEE SIMPLE TITLE TO THE REAL PROPERTY SUBJECT TO THE STANDARD TERMS OF SUCH POLICY AND THE TITLE EXCEPTIONS THEREIN DESCRIBED, (B) A PHOTOCOPY OF ALL DOCUMENTS ("TITLE DOCUMENTS") CONSTITUTING ALL THE TITLE EXCEPTIONS SHOWN ON THE COMMITMENT, AND (C) A COPIES OF THE MOST RECENT SURVEYS (COLLECTIVELY THE "SURVEY") OF THE REAL PROPERTY IN SELLER'S POSSESSION. ANY EXTENDED COVERAGE, ENDORSEMENTS, MODIFICATIONS OR AMENDMENTS (COLLECTIVELY, THE "ENDORSEMENTS") TO THE TITLE POLICY MAY BE OBTAINED BY PURCHASER BUT SHALL BE OBTAINED AT PURCHASER'S SOLE COST AND EXPENSE. NOTWITHSTANDING THE FOREGOING, PURCHASER'S OBTAINING THE ENDORSEMENTS SHALL NOT BE A CONDITION TO CLOSING. AS USED HEREIN, THE TERM "TITLE OBJECTION PERIOD" SHALL MEAN A PERIOD COMMENCING ON THE EFFECTIVE DATE AND ENDING FIVE (5) BUSINESS DAYS THEREAFTER. THE TERM "APPROVED EXCEPTIONS" MEANS (I) THE STANDARD PRINTED EXCEPTIONS SET FORTH IN THE COMMITMENT, (II) THOSE MATTERS OF TITLE LISTED ON THE COMMITMENT (OTHER THAN THOSE WITH RESPECT TO WHICH A TITLE OBJECTION (DEFINED BELOW) HAS BEEN RAISED BY PURCHASER), AND (III) THE MATTERS OF TITLE LISTED IN SUBPARAGRAPHS (D) AND (E) OF PARAGRAPH 4. IN THE EVENT THE COMMITMENT OR THE SURVEY REFLECTS ANY MATTER WHICH IS A REASONABLE TITLE OBJECTION (HEREAFTER DEFINED), PURCHASER MAY OBJECT TO SAID MATTER ("TITLE OBJECTION") BY DELIVERING WRITTEN NOTICE ("TITLE OBJECTION NOTICE") ON OR BEFORE THE EXPIRATION OF THE TITLE OBJECTION PERIOD AND SELLER MAY, BUT SHALL NOT BE OBLIGATED TO, CURE SUCH TITLE OBJECTION. IF SELLER IS ABLE AND WILLING TO ELIMINATE OR CURE SUCH TITLE OBJECTIONS, SELLER SHALL NOTIFY PURCHASER IN WRITING OF SUCH FACTS (SAID NOTICE HEREINAFTER CALLED "SELLER'S TITLE NOTICE") ON OR BEFORE THREE (3) BUSINESS DAYS AFTER THE DELIVERY OF THE TITLE OBJECTION NOTICE (SAID PERIOD CALLED "SELLER'S NOTICE PERIOD") AND IN WHICH CASE THE ELIMINATION OR CURING BY SELLER OF THE TITLE OBJECTIONS SHALL BE COMPLETED ON OR BEFORE THE CLOSING. IN THE EVENT SELLER DOES NOT DELIVER SELLER'S TITLE NOTICE TO PURCHASER WITHIN SELLER'S NOTICE PERIOD, PURCHASER IS DEEMED TO BE NOTIFIED THAT SELLER IS UNABLE OR UNWILLING TO CURE THE TITLE OBJECTIONS. IN THE EVENT SELLER (I) DOES NOT DELIVER SELLER'S TITLE NOTICE PRIOR TO THE EXPIRATION OF THE SELLER'S NOTICE PERIOD OR (II) NOTIFIES PURCHASER THAT SELLER IS UNABLE OR UNWILLING TO CURE ANY TITLE OBJECTION, PURCHASER SHALL BE DEEMED TO HAVE WAIVED THE APPLICABLE TITLE OBJECTIONS UNLESS WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE EXPIRATION OF SELLER'S NOTICE PERIOD, PURCHASER DELIVERS TO SELLER WRITTEN NOTICE TERMINATING THIS AGREEMENT. TERMINATION SHALL BE PURCHASER'S ONLY REMEDY ARISING OUT OF SELLER'S FAILURE OR REFUSAL TO CURE OR REMOVE ANY TITLE OBJECTION. "PERMITTED EXCEPTIONS" MEANS THE APPROVED EXCEPTIONS EXCLUDING ANY MATTER WHICH IS A TITLE OBJECTION AND WHICH SELLER CURES OR REMOVES. SELLER'S COMPLIANCE WITH PARAGRAPHS 4 AND 5 SHALL BE CONCLUSIVELY ESTABLISHED BY TITLE COMPANY'S COMMITMENT TO ISSUE THE TITLE POLICY WITHIN A REASONABLE PERIOD FOLLOWING THE CLOSING, SUBJECT TO ONLY THOSE EXCEPTIONS LISTED IN PARAGRAPH 4. UPON THE TIMELY DELIVERY OF A TERMINATION NOTICE PURSUANT TO THIS PARAGRAPH: (A) PURCHASER SHALL DELIVER THE INSPECTION DOCUMENTS TO SELLER,
(B) UPON THE DELIVERY OF THE INSPECTION DOCUMENTS TO SELLER, TITLE COMPANY SHALL DELIVER THE EARNEST MONEY TO PURCHASER, AND (C) FOLLOWING (A) AND (B) NEITHER SELLER NOR PURCHASER SHALL HAVE

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ANY FURTHER RIGHTS OR OBLIGATIONS PURSUANT TO THIS AGREEMENT EXCEPT FOR THE
PURCHASER'S INSPECTION OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS AND THE OBLIGATIONS CREATED PURSUANT TO PARAGRAPH 12, ALL OF WHICH SHALL CONTINUE UNTIL FULLY PERFORMED. "REASONABLE TITLE OBJECTION" MEANS ANY: (I) MONETARY ENCUMBRANCE OTHER THAN AD VALOREM TAXES ASSESSED FOR THE YEAR IN WHICH CLOSING IS TO OCCUR; (II) ANY MATERIAL ENCROACHMENT OF ANY IMPROVEMENTS SITUATED ON THE REAL PROPERTY UPON ANY EASEMENT, SET-BACK LINE OR RIGHT OF WAY; (III) ANY MATERIAL ENCROACHMENT OF ANY OFF-SITE IMPROVEMENTS OVER ANY BOUNDARY OF THE REAL PROPERTY; OR (IV) ANY MATERIAL VIOLATION OF ANY COVENANT OR RESTRICTION BINDING UPON THE REAL PROPERTY.

6.       FEASIBILITY STUDIES.

         6.1 DURING THE PERIOD ("INSPECTION PERIOD") COMMENCING ON THE EFFECTIVE DATE AND ENDING ON THE EARLIER OF THE CLOSING DATE OR THE DATE ON WHICH THIS AGREEMENT IS TERMINATED PURSUANT TO THE TERMS HEREOF, PURCHASER, AND ITS AUTHORIZED AGENTS OR REPRESENTATIVES (COLLECTIVELY, "PURCHASER'S CONTRACTORS"), SHALL BE ENTITLED TO ENTER UPON THE REAL PROPERTY AT ALL REASONABLE TIMES DURING NORMAL BUSINESS HOURS TO INSPECT AND CONDUCT REASONABLY NECESSARY TESTS WHICH ARE APPROVED IN WRITING BY SELLER, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED, PROVIDED HOWEVER, SAID INSPECTIONS SHALL BE SUBJECT TO AND LIMITED BY THE PROVISIONS OF PARAGRAPH 6.4. AND THE RIGHTS OF ANY TENANT OR SUBTENANTS OF THE REAL PROPERTY. PURCHASER SHALL NOTIFY SELLER IN WRITING OF ITS INTENTION OR THE INTENTION OF PURCHASER'S CONTRACTORS TO ENTER THE REAL PROPERTY AT LEAST FORTY-EIGHT (48) HOURS BEFORE SUCH INTENDED ENTRY, AND OBTAIN SELLER'S WRITTEN CONSENT TO ANY TESTS TO BE CONDUCTED. PURCHASER SHALL BEAR THE COST OF ALL INSPECTIONS AND TESTS. ADDITIONALLY, PURCHASER AND PURCHASER'S CONTRACTORS MAY ENTER ON THE REAL PROPERTY TO PREPARE A SURVEY OF THE REAL PROPERTY OR TO UPDATE THE SURVEY AND TO PERFORM ENVIRONMENTAL ASSESSMENTS OF THE REAL PROPERTY. AT SELLER'S OPTION, SELLER AND ITS REPRESENTATIVES MAY BE PRESENT FOR ANY INSPECTION OR TEST. WITHOUT LIMITATION OF THE FOREGOING, SELLER MAY CONDITION ITS APPROVAL OF ANY INSPECTION OR TEST UPON OBTAINING THE APPROVAL OF ANY TENANT OF THE REAL PROPERTY, WHICH SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

         6.2 DURING THE INSPECTION PERIOD, SELLER AGREES TO ALLOW PURCHASER AND PURCHASER'S CONTRACTORS TO INSPECT AND MAKE COPIES OF ASSESSMENTS (SPECIAL OR OTHERWISE), REAL PROPERTY AD VALOREM TAX BILLS, NOTICES, OR CORRESPONDENCE FROM GOVERNMENTAL ENTITIES, ENVIRONMENTAL REPORTS AND INSPECTIONS, FILES AND RELATED ITEMS WITH RESPECT TO THE PROPERTY, IF ANY, WHICH ARE IN SELLER'S POSSESSION OR UNDER THE CONTROL OF SELLER. ALL DOCUMENTS AND OTHER MATERIALS DELIVERED TO OR MADE AVAILABLE TO PURCHASER PURSUANT TO THIS PARAGRAPH 6.2 OR OTHERWISE AND ALL COPIES THEREOF ARE HEREAFTER CALLED "DOCUMENTS". NOTWITHSTANDING ANYTHING IN THIS PARAGRAPH 6.2 TO THE CONTRARY, PURCHASER SHALL NOT HAVE THE RIGHT TO INSPECT OR MAKE COPIES OF (I) ANY APPRAISALS OF THE REAL PROPERTY IN SELLER'S POSSESSION OR ANY DOCUMENTS IN SELLER'S POSSESSION INVOLVING ANY PROSPECTIVE PURCHASERS OR (II) ANY DOCUMENTS RELATING TO THE ACTIVITIES CONDUCTED ON THE REAL PROPERTY BY ANY TENANT OF THE REAL PROPERTY. PURCHASER AGREES AND ACKNOWLEDGES THAT ANY AND ALL OF THE DOCUMENTS ARE PROPRIETARY AND CONFIDENTIAL IN NATURE AND WILL BE DELIVERED TO PURCHASER SOLELY TO ASSIST

PURCHASER IN CONNECTION WITH THIS AGREEMENT. PURCHASER AGREES NOT TO DISCLOSE THE DOCUMENTS, OR ANY OF THE PROVISIONS, TERMS OR CONDITIONS THEREOF, TO ANY PARTY EXCEPT IN ACCORDANCE WITH THE FURTHER PROVISIONS OF THIS PARAGRAPH 6.2. PURCHASER SHALL NOT DISCLOSE THE DOCUMENTS OR THE CONTENTS THEREOF EXCEPT TO THE FOLLOWING PERSONS AND ONLY AFTER SAID FOLLOWING PERSONS EXECUTE AGREEMENTS TO COMPLY WITH THE CONFIDENTIALITY PROVISIONS SET FORTH IN THIS PARAGRAPH 6.2 AND PARAGRAPH 15.14: (A) PERSONS WITHIN PURCHASER'S ORGANIZATION WHO ARE ASSISTING PURCHASER WITH ITS EVALUATION OF THE PROPERTY, (B) PERSONS EMPLOYED BY PURCHASER'S CONTRACTORS TO ASSIST PURCHASER WITH ITS EVALUATION OF THE PROPERTY AND (C) PERSONS EMPLOYED BY ENTITIES PROPOSING TO PROVIDE EQUITY OR LOANS IN CONNECTION WITH THE PURCHASE OR OWNERSHIP OF THE PROPERTY. "INSPECTION DOCUMENTS" MEANS THE DOCUMENTS AND ALL STUDIES, REPORTS OR TEST RESULTS OBTAINED BY PURCHASER IN CONNECTION WITH ITS INSPECTION OF THE PROPERTY. PURCHASER SHALL RETURN ALL OF THE INSPECTION DOCUMENTS IF THIS AGREEMENT IS TERMINATED FOR ANY REASON.

         6.3 DISCLAIMER. PURCHASER ACKNOWLEDGES AND AGREES THAT THE DOCUMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY, AND THAT NEITHER SELLER, NOR ITS AFFILIATES, NOR THE PERSON OR COMPANY WHICH PREPARED ANY DOCUMENT (COLLECTIVELY, THE "AUTHOR") HAVE MADE OR MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF THE DOCUMENTS. PURCHASER AGREES THAT NEITHER SELLER, NOR ITS AFFILIATES, NOR ANY AUTHOR, NOR ANY OTHER PERSON, WILL HAVE ANY LIABILITY TO PURCHASER OR ANY OF PURCHASER'S CONTRACTORS RESULTING FROM THE USE OF ANY OF THE DOCUMENTS. PURCHASER FURTHER AGREES THAT PURCHASER AND PURCHASER'S CONTRACTORS SHALL INDEPENDENTLY INSPECT AND INVESTIGATE THE PROPERTY AND VERIFY SUCH INFORMATION WITH RESPECT TO THE PROPERTY AS SAID PARTIES DEEM NECESSARY OR DESIRABLE TO FULLY EVALUATE THE PROPOSED TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE PHYSICAL CONDITION AND ECONOMIC STATUS OF THE PROPERTY. PURCHASER SHALL NOTIFY ANY OF PURCHASER'S CONTRACTORS OF THE PROVISIONS OF THIS PARAGRAPH 6.3 BEFORE DELIVERING ANY OF THE DOCUMENTS TO ANY OF THEM.

         6.4 INSPECTION OBLIGATIONS. PURCHASER AND PURCHASER'S CONTRACTORS
SHALL: (A) NOT UNREASONABLY INTERFERE WITH THE OPERATION AND MAINTENANCE OF THE REAL PROPERTY; (B) NOT DAMAGE ANY PART OF THE PROPERTY; (C) NOT INJURE OR OTHERWISE CAUSE BODILY HARM TO SELLER, ITS AGENTS, CONTRACTORS AND EMPLOYEES, ANY TENANT OF THE PROPERTY, OR ANY THIRD PARTY; (D) MAINTAIN GENERAL LIABILITY (OCCURRENCE) INSURANCE IN TERMS AND AMOUNTS SATISFACTORY TO SELLER COVERING ANY ACCIDENT ARISING IN CONNECTION WITH THE PRESENCE OF PURCHASER, PURCHASER'S CONTRACTORS ON THE REAL PROPERTY (WITH RESPECT TO PURCHASER'S CONTRACTORS, IT SHALL BE SUFFICIENT FOR PURCHASER TO PROVIDE SELLER WITH EVIDENCE THAT PURCHASER'S CONTRACTOR'S ENTERING THE REAL PROPERTY TO CONDUCT INSPECTIONS ARE INDEPENDENT CONTRACTORS THAT INDEPENDENTLY CARRY SUCH INSURANCE); (E) PROMPTLY PAY WHEN

DUE THE COSTS OF ALL TESTS, INVESTIGATIONS, AND EXAMINATIONS DONE WITH REGARD TO THE PROPERTY; (F) NOT PERMIT ANY LIENS TO ATTACH TO THE PROPERTY BY REASON OF THE EXERCISE OF ITS RIGHTS HEREUNDER; (G) RESTORE THE SURFACE OF THE LAND OR ANY IMPROVEMENTS THEREON TO THE CONDITION IN WHICH THE SAME WAS FOUND BEFORE ANY PERMITTED INSPECTIONS OR TESTS WERE UNDERTAKEN, PROVIDED, THAT ANY SUCH RESTORATION SHALL BE LIMITED TO THE RESTORATION OF ANY DAMAGE CAUSED BY PURCHASER OR PURCHASER'S CONTRACTORS IN THEIR CONDUCTING OF INSPECTIONS AND/OR TESTS OF THE PROPERTY; (H) COMPLY WITH THE CONFIDENTIALITY PROVISIONS SET FORTH IN PARAGRAPH 6.2 AND PARAGRAPH 15.14; (I) NOT UNREASONABLY INTERFERE WITH ANY ACTIVITIES CONDUCTED ON THE REAL PROPERTY BY ANY TENANT THEREOF AND (J) NOT ENTER UPON THE REAL PROPERTY WITHOUT THE CONSENT OF THE APPLICABLE TENANT OR SUBTENANT OF THE REAL PROPERTY. PURCHASER INDEMNIFIES AND HOLDS SELLER HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, CAUSES OF ACTION, DAMAGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ASSERTED AGAINST OR INCURRED BY SELLER ARISING OUT OF ANY VIOLATION OF THE PROVISIONS OF THIS PARAGRAPH 6.4. THE OBLIGATIONS OF PURCHASER CREATED PURSUANT TO THIS PARAGRAPH 6.4 ARE CALLED "PURCHASER'S INSPECTION OBLIGATIONS", AND SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT. THE EARNEST MONEY SHALL SECURE THE PURCHASER'S INSPECTION OBLIGATIONS AND PURCHASER GRANTS TO AND SELLER SHALL HAVE THE RIGHT (BUT NOT BE OBLIGATED) TO CURE ANY VIOLATION OF THIS PARAGRAPH 6.4 BY PAYING OR BONDING AROUND ANY SUCH VIOLATION OUT OF THE EARNEST MONEY. IN THE EVENT THAT SELLER INTENDS TO DRAW ON THE EARNEST MONEY PURSUANT TO THE PRECEDING SENTENCE, SELLER SHALL FIRST SEND WRITTEN NOTICE OF SUCH INTENTION TO PURCHASER AND TO ESCROW AGENT SETTING FORTH THE AMOUNT OF THE NECESSARY DRAW AND THE REMEDY TO THE VIOLATION FOR WHICH SUCH DRAW WILL BE USED. UPON RECEIPT OF SUCH NOTICE, PURCHASER SHALL HAVE TEN (10) DAYS DURING WHICH TO REMEDY THE VIOLATION FOR WHICH SUCH DRAW IS REQUIRED. IN THE EVENT THAT PURCHASER FAILS TO REMEDY SUCH VIOLATION DURING SAID TEN (10) DAY PERIOD, SELLER MAY DRAW ON THE EARNEST MONEY IN ACCORDANCE WITH THE FOREGOING AND PURCHASER SHALL BE REQUIRED TO REPLACE SUCH SUMS WITHIN FIVE (5) DAYS OF RECEIVING WRITTEN NOTICE FROM SELLER THAT IT HAS DRAWN FUNDS FROM THE EARNEST MONEY. THE FAILURE BY PURCHASER TO TIMELY REPLACE SUCH FUNDS SHALL BE DEEMED A DEFAULT HEREUNDER BY PURCHASER RESULTING IN SELLER HAVING THE RIGHT TO EXERCISE ANY OF ITS REMEDIES HEREIN CONTAINED FOR A DEFAULT BY PURCHASER. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, NO TERMINATION OF THIS AGREEMENT SHALL TERMINATE THE PURCHASER'S INSPECTION OBLIGATIONS, AND THE LIMITATION OF DAMAGES AS SET FORTH IN PARAGRAPH 14.1 SHALL NOT APPLY TO ANY CAUSE OF ACTION ARISING OUT OF A BREACH OF THE PURCHASER'S INSPECTION OBLIGATIONS.

         6.5 PROPERTY CONVEYED "AS IS". PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY OR THE BUSINESS ASSETS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED TO BE DELIVERED AT CLOSING), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY

OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY INCLUDING, WITHOUT
LIMITATION: (A) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, AND (B) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. PURCHASER AGREES THAT WITH RESPECT TO THE PROPERTY OR THE BUSINESS ASSETS , PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY STATEMENT, REPRESENTATION OR WARRANTY OF SELLER OR ANY AGENT OF SELLER. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONTRACTORS, AND THAT PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY OR THE BUSINESS ASSETS, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME, AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS", WITH ALL FAULTS, AND PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY OR THE BUSINESS ASSETS BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH 6.5 SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE THEREIN AND SHALL BE INCORPORATED INTO THE DEED AND BILL OF SALE. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY OR THE BUSINESS ASSETS FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.

         PURCHASER FURTHER ACKNOWLEDGES THAT SELLER HAS ADVISED PURCHASER THAT NEITHER SELLER NOR ANY OF ITS CONTRACTORS OR AGENTS HAVE HERETOFORE OCCUPIED OR OPERATED THE PROPERTY AND THUS SELLER DOES NOT HAVE THE KNOWLEDGE OF THE PROPERTY THAT AN OWNER WHICH OCCUPIED OR OPERATED THE PROPERTY WOULD HAVE.

         6.6 ENVIRONMENTAL STUDIES. AS ADDITIONAL CONSIDERATION FOR THE TRANSACTION CONTEMPLATED HEREIN, PURCHASER AGREES THAT IT WILL PROVIDE TO SELLER IMMEDIATELY FOLLOWING THE RECEIPT OF SAME BY PURCHASER COPIES OF ANY AND ALL REPORTS, TESTS OR STUDIES INVOLVING HAZARDOUS MATERIALS (HEREAFTER DEFINED) ON, UNDER OR AT THE REAL PROPERTY WHICH REPORTS,

TESTS OR STUDIES SHALL BE ADDRESSED TO BOTH SELLER AND PURCHASER AT NO COST TO SELLER; PROVIDED, HOWEVER, PURCHASER SHALL HAVE NO OBLIGATION TO CAUSE ANY SUCH TESTS OR STUDIES TO BE PERFORMED ON THE REAL PROPERTY. IN THE EVENT THAT SUCH REPORTS, TESTS OR STUDIES INDICATE THE EXISTENCE OF MATERIALLY ADVERSE CONTAMINATION BY HAZARDOUS MATERIALS (FOR WHICH THE APPLICABLE GOVERNMENTAL AUTHORITIES REQUIRE REMEDIATION) ON, UNDER OR AT THE REAL PROPERTY, SELLER MAY TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE TO PURCHASER WITHIN TEN (10) BUSINESS DAYS AFTER PURCHASER DELIVERS COPIES OF SUCH REPORTS, TESTS OR STUDIES TO SELLER. FOLLOWING SUCH TERMINATION: (A) PURCHASER SHALL DELIVER THE INSPECTION DOCUMENTS TO SELLER, (B) UPON THE DELIVERY OF THE INSPECTION DOCUMENTS TO SELLER, TITLE COMPANY SHALL DELIVER THE EARNEST MONEY TO PURCHASER,
(C) FOLLOWING (A) AND (B) NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS PURSUANT TO THIS AGREEMENT EXCEPT FOR THE PURCHASER'S INSPECTION OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS AND THE OBLIGATIONS CREATED PURSUANT TO PARAGRAPH 12, ALL OF WHICH SHALL CONTINUE UNTIL FULLY PERFORMED. THE TERM "HAZARDOUS MATERIALS" SHALL REFER TO (I) ALL MATERIALS AND SUBSTANCES WHICH ARE DEFINED AS SUCH IN (OR FOR PURPOSES OF) THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, ANY SO CALLED "SUPERFUND" OR "SUPERLIEN" LAW, THE TOXIC SUBSTANCE CONTROL ACT, OR ANY FEDERAL, STATE OR LOCAL STATUTE, ORDINANCE, CODE, RULE, REGULATIONS, ORDER OR DECREE REGULATING, RELATING TO, OR IMPOSING LIABILITY OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS, TOXIC OR DANGEROUS WASTE, SUBSTANCE OR MATERIAL, AS NOW OR AT ANY TIME HEREINAFTER IN EFFECT; (II) ASBESTOS; AND (III) ANY OTHER HAZARDOUS, TOXIC OR DANGEROUS WASTE, SUBSTANCE OR MATERIAL.

         6.7 RELEASE. PURCHASER RELEASES AND DISCHARGES SELLER FROM ALL CLAIMS, CAUSES OF ACTION AND EXPENSES WHICH HAVE ARISEN OR WHICH MAY HEREAFTER ARISE OUT OF OR RELATE TO: (I) THE PHYSICAL CONDITION OF THE IMPROVEMENTS, PERSONALTY OR THE LAND, TITLE TO THE PROPERTY OR ANY GOVERNMENTAL REGULATIONS AFFECTING ANY PART OF THE PROPERTY EXCEPT FOR CLAIMS ARISING OUT OF SELLER'S WARRANTY OF TITLE TO BE INCLUDED IN THE DEED AND THE BILL OF SALE AND ANY EXPRESS OBLIGATION OF SELLER PURSUANT TO THIS AGREEMENT; OR (II) THE PRESENCE, GENERATION, TREATMENT OR DISPOSITION OF HAZARDOUS MATERIALS ON, UNDER OR AT THE REAL PROPERTY OR ANY PROPERTY NEAR THE REAL PROPERTY; OR (III) THE BUSINESS ASSETS. ADDITIONALLY, PURCHASER INDEMNIFIES AND HOLDS SELLER HARMLESS FROM AND AGAINST ANY CLAIMS, CAUSES OF ACTION AND EXPENSES (INCLUDING THOSE ASSERTED AGAINST OR INCURRED BY SELLER) WHICH MAY ARISE AFTER THE CLOSING DATE AND WHICH ARISE OUT OF OR RELATE TO THE PRESENCE, GENERATION, TREATMENT OR DISPOSITION OF HAZARDOUS MATERIALS ON, UNDER OR AT THE REAL PROPERTY OR ANY PROPERTY NEAR THE REAL PROPERTY INSOFAR AS SUCH FIRST OCCURS AFTER THE CLOSING DATE. THIS PARAGRAPH 6.7 SHALL SURVIVE CLOSING UNTIL FULLY PERFORMED.

         6.8 PROPERTY CONDITION TERMINATION RIGHT. PRIOR TO THE EFFECTIVE DATE, SELLER

DELIVERED TO PURCHASER (I) COPIES OF THOSE CERTAIN REPORTS OF PROPERTY CONDITION BY LAW ENGINEERING AND ENVIRONMENTAL SERVICES, INC. ("LAW ENGINEERING") BOTH DATED MAY 23, 1997, AND (II) THOSE CERTAIN REPORTS OF PHASE I ENVIRONMENTAL SITE ASSESSMENT BY LAW ENGINEERING DATED MAY 23, 1997, AND MAY 27, 1997 (COLLECTIVELY, THE "LAW REPORT"). PURCHASER MAY ENGAGE AN ENVIRONMENTAL OR ENGINEERING CONSULTING FIRM TO PROVIDE A REPORT OF PROPERTY CONDITION AND A PHASE I ENVIRONMENTAL REPORT (COLLECTIVELY, THE "NEW INSPECTION REPORT"); PROVIDED, HOWEVER, THAT SUCH FIRM SHALL BE APPROVED IN WRITING BY SELLER, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. PURCHASER MAY TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE ("TERMINATION NOTICE") TO SELLER ON OR BEFORE THE TERMINATION DEADLINE IF, BUT ONLY IF, THE NEW INSPECTION REPORT INDICATES A MATERIAL ADVERSE CHANGE IN OR ON THE PROPERTY FROM THE CONDITION OF THE PROPERTY DESCRIBED IN THE LAW REPORT ("TERMINATION EVENT"). "TERMINATION DEADLINE" SHALL BE 5:00 P.M. CENTRAL STANDARD TIME ON THE DATE WHICH IS FIFTEEN
(15) DAYS AFTER THE EFFECTIVE DATE.

         6.9 TERMINATION PROCEDURES. FOLLOWING THE OCCURRENCE OF A TERMINATION EVENT AND THE DELIVERY OF THE TERMINATION NOTICE ON OR BEFORE THE TERMINATION
DEADLINE: (A) PURCHASER SHALL DELIVER THE INSPECTION DOCUMENTS TO SELLER, (B) UPON THE DELIVERY OF THE INSPECTION DOCUMENTS TO SELLER, TITLE COMPANY SHALL DELIVER THE EARNEST MONEY TO PURCHASER, (C) FOLLOWING (A) AND (B) NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS PURSUANT TO THIS AGREEMENT EXCEPT FOR THE PURCHASER'S INSPECTION OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS AND THE OBLIGATIONS CREATED PURSUANT TO PARAGRAPH 12, ALL OF WHICH SHALL CONTINUE UNTIL FULLY PERFORMED. IF PURCHASER FAILS TO DELIVER A TERMINATION NOTICE ON OR BEFORE THE TERMINATION DEADLINE, IT SHALL NOT HAVE ANY FURTHER RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO PARAGRAPH 6.8.

7. CLOSING COSTS. SELLER SHALL PAY (I) OF ANY ESCROW FEE OR SIMILAR FEE CHARGED BY TITLE COMPANY FOR ACTING AS ESCROW AGENT; (II) THE COST OF THE TITLE POLICY; AND (III) ALL DOCUMENTARY FEES, TRANSFER TAXES OR SIMILAR FEES OR TAXES RELATING TO THE CONVEYANCE OF THE PROPERTY. PURCHASER SHALL PAY (I) THE COST OF ALL SOIL TESTS, ENVIRONMENTAL TESTS, HYDROLOGICAL STUDIES, AND OTHER TESTS AND INSPECTIONS OF THE PROPERTY; (II) THE COST OF ANY ENDORSEMENTS; (III) THE COST OF ANY SURVEY OR ANY UPDATE OF THE SURVEY. EACH PARTY SHALL PAY ITS OWN ATTORNEYS' FEES AND EXPENSES EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPH 14.3.

8. APPORTIONMENT OF TAXES, INCOME AND EXPENSES. ALL CITY, STATE AND COUNTY AD VALOREM TAXES AND PRIVATE ASSESSMENTS RELATING TO THE PROPERTY (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "TAXES") FOR THE PERIOD INCLUDING THE CLOSING SHALL BE PRORATED AND ACCOUNTED FOR BETWEEN SELLER AND PURCHASER AS OF 12:01 A.M. ON THE CLOSING DATE BASED ON THE LATEST MILEAGE RATE AND ASSESSMENT AVAILABLE. SHOULD SUCH PRORATION BE INACCURATE BASED ON THE ACTUAL BILLS WHEN RECEIVED, EITHER PARTY SHALL BE ENTITLED TO RECEIVE ON DEMAND, A PAYMENT FROM THE OTHER CORRECTING SUCH PRORATION. THERE SHALL BE NO PRORATION OF ANY INCOME DERIVED FROM THE PROPERTY OR EXPENSES RELATED TO THE OPERATION OF THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH 8 SHALL SURVIVE THE CLOSING.

9.       CASUALTY LOSS/CONDEMNATION.

         9.1 CASUALTY LOSS. IN THE EVENT OF MATERIAL DAMAGE TO OR MATERIAL DESTRUCTION OF THE IMPROVEMENTS BY FIRE OR OTHER CASUALTY PRIOR TO THE CLOSING, WHICH MATERIAL DAMAGE OR MATERIAL DESTRUCTION HAS NOT BEEN REPAIRED OR RESTORED BY THE CLOSING DATE, PURCHASER MAY, AT ITS OPTION, ELECT, (I) TO TERMINATE THIS AGREEMENT, OR (II) TO CONSUMMATE THE TRANSACTION CONTEMPLATED HEREBY, IRRESPECTIVE OF SUCH DAMAGE OR DESTRUCTION AND WITHOUT REDUCTION OF THE PURCHASE PRICE, BUT WITH A CREDIT TO PURCHASER IN THE AMOUNT OF ANY INSURANCE PROCEEDS RECEIVED PRIOR TO THE CLOSING DATE AND WHICH ARE NOT PAID FOR RESTORATION OR REPAIR (EXCLUDING ANY RENTAL LOSS, BUSINESS INTERRUPTION OR SIMILAR PROCEEDS) AND AN ASSIGNMENT TO PURCHASER OF SELLER'S RIGHT TO APPLICABLE INSURANCE PROCEEDS (EXCLUDING ANY RENTAL LOSS, BUSINESS INTERRUPTION OR SIMILAR PROCEEDS) TO BE RECEIVED THEREAFTER, IF ANY. DAMAGE OR DESTRUCTION OF WHICH THE COST TO REPAIR IS IN EXCESS OF SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($750,000.00) (AS REASONABLY DETERMINED BY SELLER) SHALL BE DEEMED "MATERIAL" FOR THE PURPOSES OF THIS PARAGRAPH. IN THE EVENT PURCHASER FAILS TO DELIVER WRITTEN NOTICE OF TERMINATION PURSUANT TO THIS PARAGRAPH 9.1 WITHIN TEN (10) DAYS FOLLOWING SELLER'S DELIVERY OF WRITTEN NOTICE OF A CASUALTY, PURCHASER SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT OF TERMINATION PURSUANT TO THIS PARAGRAPH 9.1. IN THE EVENT OF ANY NON-MATERIAL DAMAGE TO OR DESTRUCTION OF THE IMPROVEMENTS BY FIRE OR OTHER CASUALTY PRIOR TO THE CLOSING OR IF PURCHASER DOES NOT TIMELY TERMINATE THIS AGREEMENT AS A RESULT OF A MATERIAL CASUALTY, CLOSING SHALL OCCUR AS PROVIDED FOR IN THIS AGREEMENT WITH NO ADJUSTMENT TO THE PURCHASE PRICE, BUT WITH A CREDIT TO PURCHASER IN THE AMOUNT OF (I) ANY INSURANCE PROCEEDS RECEIVED PRIOR TO THE CLOSING DATE WHICH ARE NOT PAID FOR RESTORATION OR REPAIR (EXCLUDING ANY RENTAL LOSS, BUSINESS INTERRUPTION OR SIMILAR PROCEEDS), AND (II) THE AMOUNT OF ANY DEDUCTIBLE, AND SELLER SHALL ASSIGN TO PURCHASER SELLER'S RIGHT TO APPLICABLE INSURANCE PROCEEDS (EXCLUDING ANY RENTAL LOSS, BUSINESS INTERRUPTION OR SIMILAR PROCEEDS) TO BE RECEIVED THEREAFTER, IF ANY.

         9.2 CONDEMNATION. SELLER AGREES TO GIVE PURCHASER WRITTEN NOTICE OF ANY ACTION OR PROCEEDING FOR CONDEMNATION OF ANY PART OF THE REAL PROPERTY, WHICH MAY RESULT IN THE TAKING OF ALL OR ANY PART OF THE REAL PROPERTY. UPON SUCH NOTIFICATION, PURCHASER SHALL HAVE THE RIGHT, TO BE EXERCISED WITHIN TEN (10) DAYS AFTER RECEIPT OF SUCH NOTICE, TO TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE EARNEST MONEY. IF PURCHASER DOES NOT ELECT TO TERMINATE THIS AGREEMENT, THEN THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND SELLER WILL CREDIT TO PURCHASER AT CLOSING THE AMOUNT OF ANY MONIES RECEIVED BY SELLER TO DATE BY REASON OF SUCH TAKING, AND WILL ASSIGN TO PURCHASER THE RIGHT TO ANY CONDEMNATION AWARDS OR PROCEEDS RECEIVED AFTER SUCH DATE RELATING TO THE REAL PROPERTY.

10. TERMINATION PURSUANT TO PARAGRAPHS 9.1 OR 9.2. FOLLOWING THE TIMELY DELIVERY OF A TERMINATION NOTICE PURSUANT TO EITHER PARAGRAPH 9.1 OR 9.2: (A) PURCHASER SHALL DELIVER THE INSPECTION DOCUMENTS TO SELLER, (B) UPON THE DELIVERY OF THE INSPECTION DOCUMENTS TO SELLER, TITLE COMPANY SHALL DELIVER THE EARNEST MONEY TO PURCHASER, (C) FOLLOWING (A) AND (B) NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS PURSUANT TO THIS AGREEMENT EXCEPT FOR THE PURCHASER'S INSPECTION OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS AND THE OBLIGATIONS CREATED PURSUANT TO PARAGRAPH 12, ALL OF WHICH SHALL CONTINUE UNTIL FULLY PERFORMED.

11. ASSIGNMENT. PURCHASER SHALL NOT ASSIGN ANY OR ALL OF ITS RIGHTS AND OBLIGATIONS PURSUANT TO THIS AGREEMENT (WHETHER BY DIRECT OR INDIRECT TRANSFER OR ASSIGNMENT) WITHOUT SELLER'S PRIOR WRITTEN CONSENT, WHICH CONSENT MAY BE WITHHELD OR GRANTED IN SELLER'S SOLE AND ABSOLUTE DISCRETION. NOTWITHSTANDING THE FOREGOING, PURCHASER MAY, WITHOUT SELLER'S CONSENT, ASSIGN ALL OF ITS RIGHTS PURSUANT TO THIS AGREEMENT TO ANY DIRECT OR INDIRECT SUBSIDIARY OF PURCHASER, PROVIDED (I) ON THE CLOSING DATE (A) NEITHER SELLER NOR ANY OF ITS AFFILIATES DERIVES ANY INCOME FROM SUCH ASSIGNEE, AND (B) SUCH ASSIGNEE HAS NOT AND DOES NOT PROVIDE GOODS AND SERVICES TO SELLER OR ANY AFFILIATE OF SELLER, AND (ii) at the time of such assignment, Purchaser and the Permitted Assignee shall execute and deliver to Seller a written agreement pursuant to which Purchaser unconditionally assigns its interest in this Agreement and the Earnest Money to Permitted Assignee and the Permitted Assignee unconditionally assumes and agrees to perform all of the obligations of Purchaser pursuant to this Agreement. AT LEAST THREE (3) DAYS PRIOR TO THE CLOSING DATE, PURCHASER SHALL NOTIFY SELLER IN WRITING OF THE NAME OF ANY SUCH ASSIGNEE SO THAT SELLER MAY DETERMINE WHETHER SELLER OR ANY OF ITS AFFILIATES DERIVES ANY INCOME FROM SUCH ASSIGNEE AND WHETHER SUCH ASSIGNEE HAS PROVIDED OR DOES PROVIDE GOODS AND SERVICES TO SELLER OR ANY AFFILIATE OF SELLER.

12. BROKER INDEMNIFICATION. PURCHASER AND SELLER REPRESENT AND WARRANT TO EACH OTHER THAT THEY HAVE NOT DEALT WITH ANY REALTOR, BROKER OR AGENT IN CONNECTION WITH THIS AGREEMENT FOR WHICH THE OTHER PARTY IS LIABLE FOR ANY FEE OR COMMISSION. IN THE EVENT OF ANY BREACH OF THE FOREGOING REPRESENTATIONS BY PURCHASER OR SELLER IN THIS PARAGRAPH 12 THE BREACHING PARTY SHALL INDEMNIFY AND HOLD THE OTHER HARMLESS FROM ANY COST, EXPENSE, OR LIABILITY (INCLUDING THE COST OF SUIT AND REASONABLE ATTORNEYS' FEES THROUGH THE TRIAL AND APPELLATE LEVELS) FOR ANY COMPENSATION, COMMISSIONS OR CHARGES CLAIMED BY ANY REALTOR, BROKER, OR AGENT IN CONNECTION WITH THIS AGREEMENT OR BY REASON OF ANY ACT OF SUCH BREACHING PARTY. THE REPRESENTATIONS, WARRANTIES, AND INDEMNITIES CONTAINED IN THIS PARAGRAPH SHALL SURVIVE THE RECISION, CANCELLATION, TERMINATION OR CONSUMMATION OF THIS AGREEMENT.

13. NOTICES. ANY NOTICE OR COMMUNICATION SHALL BE IN WRITING AND SHALL BE SENT BY EITHER: (A) PERSONAL DELIVERY SERVICE WITH CHARGES THEREFOR BILLED TO SHIPPER; (B) OVERNIGHT OR EXPEDITED DELIVERY SERVICE WITH CHARGES THEREFOR BILLED TO SHIPPER; (C) FACSIMILE TRANSMISSION PROVIDED A CONFIRMATION COPY IS MAILED PURSUANT TO SUBPARAGRAPH (D) BELOW; OR (D) UNITED STATES MAIL, POSTAGE PREPAID, REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. ANY NOTICE OR COMMUNICATION SENT AS ABOVE PROVIDED SHALL BE DEEMED GIVEN OR DELIVERED: (A) UPON RECEIPT IF PERSONALLY DELIVERED (PROVIDED THAT SUCH DELIVERY IS CONFIRMED BY THE COURIER DELIVERY SERVICE); (B) IF SENT BY UNITED STATES MAIL, ON THE DATE APPEARING ON THE RETURN RECEIPT, OR IF THERE IS NO DATE ON SUCH RETURN RECEIPT, THE RECEIPT DATE SHALL BE PRESUMED TO BE THE POSTMARK APPEARING ON SUCH RETURN RECEIPT; OR (C) ON THE DATE OF ACTUAL DELIVERY BY ANY OVERNIGHT OR EXPEDITED DELIVERY SERVICE OR ACTUAL RECEIPT IF SENT BY FACSIMILE TRANSMISSION (PROVIDED RECEIPT IS CONFIRMED AS PROVIDED ABOVE). ANY NOTICE OR COMMUNICATION REQUIRED OR PERMITTED HEREUNDER SHALL BE ADDRESSED AS FOLLOWS:

TO PURCHASER:

                                       RAMSAY YOUTH SERVICES, INC.
                                       COLUMBUS CENTER
                                       ONE ALHAMBRA PLAZA, SUITE 750
                                       CORAL GABLES, FL 33134
                                       ATTENTION:  JORGE RICO
                                       FACSIMILE:  (305) 569-4647

                                       WITH A COPY TO:

                                       GREENBERG TRAURIG, P.A.
                                       1221 BRICKELL AVENUE
                                       MIAMI, FL 33131
                                       ATTENTION: REBECCA ORAND, ESQ.
                                       FACSIMILE: (305) 579-0717

TO SELLER:                             CRESCENT REAL ESTATE FUNDING VII, L.P.
                                       C/O CRESCENT REAL ESTATE EQUITIES
                                       777 MAIN STREET
                                       SUITE 2100
                                       FORT WORTH, TEXAS  76102
                                       ATTENTION:  DAVID M. DEAN, ESQ.
                                       FACSIMILE: (817) 321-2929

                                       WITH A COPY TO:

                                       BROWN MCCARROLL & OAKS HARTLINE, L.L.P.
                                       300 CRESCENT COURT, SUITE 1400
                                       DALLAS, TEXAS 75201
                                       ATTENTION: ROBERT W. DUPUY, ESQ.
                                       FACSIMILE: (214) 999-6170

14.      REMEDIES.

         14.1 REMEDIES OF SELLER. EXCEPT WITH RESPECT TO A FAILURE BY PURCHASER TO CLOSE THIS TRANSACTION WHEN PURCHASER IS OTHERWISE REQUIRED TO DO SO PURSUANT TO THE TERMS OF THIS AGREEMENT (AS TO WHICH NO NOTICE OR CURE PERIOD SHALL BE APPLICABLE), IN THE EVENT OF

PURCHASER'S DEFAULT UNDER THIS AGREEMENT, SELLER AGREES TO PROVIDE PURCHASER WITH WRITTEN NOTICE OF SUCH DEFAULT SPECIFYING THE NATURE OF SUCH DEFAULT AND PURCHASER SHALL HAVE TEN (10) DAYS FROM THE DATE OF RECEIPT OF SAID NOTICE TO CURE SUCH DEFAULT. IN THE EVENT PURCHASER DOES NOT CURE SUCH DEFAULT WITHIN SUCH TEN (10) DAY PERIOD (OR IF PURCHASER FAILS TO CLOSE THIS TRANSACTION WHEN OBLIGATED TO DO SO, WITHOUT NOTICE OR CURE PERIOD), SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND RECOVER THE EARNEST MONEY AS ITS ONLY REMEDY EXCEPT AS HEREAFTER PROVIDED AND THE PROVISIONS OF PARAGRAPH 14.3 SHALL APPLY. IT IS HEREBY AGREED THAT SELLER'S DAMAGES WILL BE DIFFICULT TO ASCERTAIN AND THE EARNEST MONEY CONSTITUTES A REASONABLE ESTIMATE THEREOF AND IS INTENDED NOT AS A PENALTY, BUT AS FULL LIQUIDATED DAMAGES. SUBJECT TO THE FURTHER TERMS OF THIS PARAGRAPH 14.1, SELLER AGREES THAT IN THE EVENT OF A DEFAULT BY PURCHASER, IT SHALL NOT INITIATE ANY PROCEEDING TO RECOVER DAMAGES FROM PURCHASER IN EXCESS OF THE EARNEST MONEY, AND PURCHASER AGREES THAT IN THE EVENT OF ITS DEFAULT, IT SHALL NOT INITIATE ANY PROCEEDING CHALLENGING SELLER'S RIGHT TO RETAIN OR RECEIVE THE FULL AMOUNT OF THE EARNEST MONEY AS LIQUIDATED DAMAGES. IN THE EVENT OF PURCHASER'S DEFAULT OR A TERMINATION OF THIS AGREEMENT, AND NOTWITHSTANDING ANYTHING IN THIS PARAGRAPH 14.1 TO THE CONTRARY, SELLER SHALL HAVE ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY IN THE EVENT THAT PURCHASER OR ANY PARTY RELATED TO OR AFFILIATED WITH PURCHASER ASSERTS ANY CLAIMS OR RIGHT TO THE PROPERTY THAT WOULD OTHERWISE DELAY OR PREVENT SELLER FROM HAVING CLEAR, INDEFEASIBLE AND MARKETABLE TITLE TO THE PROPERTY. NOTHING IN THIS PARAGRAPH 14.1 SHALL LIMIT SELLER'S RECOVERY OF DAMAGES ARISING OUT OF A BREACH OF PURCHASER'S INSPECTION OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS OR PURCHASER'S OBLIGATIONS PURSUANT TO PARAGRAPH 12.

         14.2 REMEDIES OF PURCHASER. EXCEPT WITH RESPECT TO A FAILURE BY SELLER TO CLOSE THIS TRANSACTION WHEN SELLER IS OTHERWISE REQUIRED TO DO SO PURSUANT TO THE TERMS OF THIS AGREEMENT (AS TO WHICH NO NOTICE OR CURE PERIOD SHALL BE APPLICABLE), IN THE EVENT OF SELLER'S DEFAULT UNDER THIS AGREEMENT, PURCHASER AGREES TO PROVIDE SELLER WITH WRITTEN NOTICE OF SUCH DEFAULT SPECIFYING THE NATURE OF SUCH DEFAULT. SELLER SHALL HAVE TEN (10) DAYS FROM THE DATE OF RECEIPT OF SAID NOTICE TO CURE SUCH DEFAULT. IN THE EVENT SELLER DOES NOT CURE SUCH DEFAULT WITHIN SUCH TEN (10) DAY PERIOD, PURCHASER'S SOLE REMEDIES SHALL BE (I) TO OBTAIN SPECIFIC PERFORMANCE OF SELLER'S OBLIGATION TO SELL THE PROPERTY TO PURCHASER PURSUANT TO THIS AGREEMENT, OR (II) TO TERMINATE THIS AGREEMENT, IN WHICH EVENT PURCHASER SHALL BE ENTITLED TO THE RETURN OF THE EARNEST MONEY AND THE PROVISIONS OF PARAGRAPH 14.3 SHALL APPLY. NO OTHER REMEDY SHALL BE AVAILABLE FOR SELLER'S BREACH OF THIS AGREEMENT EXCEPT THAT IF SELLER RENDERS SPECIFIC PERFORMANCE UNAVAILABLE BY TRANSFERRING THE PROPERTY TO A THIRD PARTY PRIOR TO CLOSING, PURCHASER SHALL HAVE ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY; PROVIDED HOWEVER SELLER'S LIABILITY IN SUCH CASE SHALL BE LIMITED TO $1,000,000.00. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY: (A) PURCHASER SHALL BE DEEMED TO HAVE ELECTED TO TERMINATE THIS AGREEMENT IF PURCHASER FAILS TO DELIVER TO SELLER WRITTEN NOTICE OF ITS INTENT TO FILE A CLAIM OR ASSERT A CAUSE OF ACTION FOR SPECIFIC PERFORMANCE AGAINST THE SELLER IN A COURT HAVING JURISDICTION IN TARRANT COUNTY, TEXAS, ON OR BEFORE NINETY (90) DAYS FOLLOWING THE CLOSING DATE, (B) PURCHASER SHALL NOT BE ENTITLED TO SEEK TO ENFORCE SPECIFIC PERFORMANCE UNLESS ON OR BEFORE THE CLOSING DATE, PURCHASER DEPOSITS THE ENTIRE PURCHASE PRICE (LESS THE EARNEST MONEY AND ANY ADJUSTMENTS AND CREDITS ALLOWED BY THE

TERMS OF THIS AGREEMENT) WITH THE TITLE COMPANY WITH INSTRUCTIONS THAT SAID AMOUNT SHALL BE PAID TO SELLER UPON SELLER'S COMPLIANCE WITH THIS AGREEMENT OR, IN THE ALTERNATIVE, DEPOSITS $770,000.00 WITH THE TITLE COMPANY AND PROVIDES WRITTEN EVIDENCE REASONABLY SATISFACTORY TO SELLER THAT PURCHASER HAS OBTAINED SUFFICIENT FINANCING TO PURCHASE THE PROPERTY AND THAT SUCH LENDER IS READY, WILLING AND ABLE TO FUND THE REMAINING AMOUNTS NECESSARY TO ACQUIRE THE PROPERTY, SUBJECT TO NO CONDITIONS OTHER THAN CONDITIONS THAT WOULD BE SATISFIED BY SELLER'S PERFORMANCE OF ITS CLOSING OBLIGATIONS, AND (C) PURCHASER SHALL NOT TAKE ANY ACTION (OTHER THAN THE FILING OF SUIT SEEKING SPECIFIC PERFORMANCE) WHICH AFFECTS SELLER'S TITLE TO THE PROPERTY OR ITS ABILITY TO CONVEY SAME. PURCHASER'S REMEDIES SHALL BE LIMITED TO THOSE DESCRIBED IN THIS PARAGRAPH 14.2.

         14.3 DISPOSITION OF EARNEST MONEY. IN THE EVENT OF A TERMINATION OF THIS AGREEMENT BY EITHER SELLER OR PURCHASER PURSUANT TO EITHER PARAGRAPH 14.1 OR PARAGRAPH 14.2, PURCHASER SHALL DELIVER THE INSPECTION DOCUMENTS TO SELLER AND THEREAFTER TITLE COMPANY SHALL DELIVER THE EARNEST MONEY TO THE PARTY ENTITLED TO SAME PURSUANT TO THE TERMS HEREOF ON OR BEFORE THE TENTH (10TH) BUSINESS DAY FOLLOWING DELIVERY OF WRITTEN INSTRUCTIONS ("DISBURSEMENT INSTRUCTIONS") TO THE TITLE COMPANY AND THE PARTY NOT SENDING THE DISBURSEMENT INSTRUCTIONS, UNLESS ON OR BEFORE SAID TENTH (10TH) BUSINESS DAY AFTER DELIVERY OF THE DISBURSEMENT INSTRUCTIONS THE PARTY NOT SENDING THE DISBURSEMENT INSTRUCTIONS DELIVERS TO THE TITLE COMPANY WRITTEN NOTICE THAT IT DISPUTES THE RIGHT OF THE PARTY DELIVERING THE DISBURSEMENT INSTRUCTIONS TO RECEIVE THE EARNEST MONEY. IN SUCH EVENT THE TITLE COMPANY SHALL INTERPLEAD THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION IN TARRANT COUNTY, TEXAS. ALL ATTORNEYS' FEES AND COSTS AND TITLE COMPANY'S COSTS AND EXPENSES INCURRED IN CONNECTION WITH SUCH INTERPLEADER SHALL BE ASSESSED AGAINST THE PARTY WHICH IS NOT AWARDED THE EARNEST MONEY OR IF THE EARNEST MONEY IS DISTRIBUTED IN PART TO BOTH PARTIES, THEN IN INVERSE PROPORTION OF SUCH DISTRIBUTION. NOTWITHSTANDING THE FOREGOING, IF SELLER IS ENTITLED TO RECEIVE THE EARNEST MONEY, IT MAY WAIVE THE REQUIREMENT THAT PURCHASER DELIVER THE INSPECTION DOCUMENTS BEFORE DISBURSEMENT OF THE EARNEST MONEY. FOLLOWING THE DELIVERY OF THE EARNEST MONEY TO THE APPROPRIATE PARTY, EXCEPT AS PROVIDED IN THIS PARAGRAPH 14 NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS PURSUANT TO THE TERMS OF THIS AGREEMENT. NO TERMINATION PURSUANT TO PARAGRAPH 14.1 OR 14.2 SHALL TERMINATE THE PURCHASER'S INSPECTIONS OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS OR THE OBLIGATIONS OF THE PARTIES PURSUANT TO PARAGRAPH 12.

15.      MISCELLANEOUS.

         15.1 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES. NO REPRESENTATION, PROMISE OR INDUCEMENT NOT SET FORTH HEREIN SHALL BE BINDING UPON ANY PARTY.

         15.2 NO ORAL MODIFICATIONS. THIS AGREEMENT SHALL NOT BE MODIFIED OR AMENDED EXCEPT BY AN INSTRUMENT IN WRITING EXECUTED BY OR ON BEHALF OF PURCHASER AND SELLER.

         15.3 BINDING EFFECT. THE PROVISIONS OF THIS AGREEMENT SHALL INURE TO THE BENEFIT OF

AND SHALL BE BINDING UPON THE PARTIES AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS AND THE LEGAL REPRESENTATIVES OF THEIR ESTATES, SUBJECT TO THE PROVISIONS OF PARAGRAPH 11 OF THIS AGREEMENT.

         15.4 TIME OF ESSENCE/EXTENSION OF CLOSING DATE. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

         15.5 DELIVERY OF POSSESSION. POSSESSION OF THE PROPERTY SHALL BE GRANTED TO PURCHASER UPON COMPLETION OF CLOSING.

         15.6 CALCULATION OF TIME. IF THE TIME PERIOD BY WHICH ANY RIGHT, OPTION OR ELECTION PROVIDED UNDER THIS AGREEMENT MUST BE EXERCISED, OR BY WHICH ANY ACT REQUIRED MUST BE PERFORMED, OR BY WHICH THE CLOSING MUST BE HELD, EXPIRES ON A SATURDAY, SUNDAY OR LEGAL HOLIDAY, THEN SUCH TIME PERIOD SHALL BE AUTOMATICALLY EXTENDED THROUGH THE CLOSE OF BUSINESS ON THE NEXT REGULAR BUSINESS DAY.

         15.7 COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, AND ALL OF WHICH SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.

         15.8 CAPTIONS. CAPTIONS CONTAINED IN THIS AGREEMENT ARE INSERTED ONLY AS A MATTER OF CONVENIENCE AND FOR REFERENCE, AND IN NO WAY DEFINE, LIMIT, EXTEND OR DESCRIBE THE SCOPE OF THIS AGREEMENT NOR THE INTENT OF ANY PROVISION HEREOF.

         15.9 GOVERNING LAW. EXCEPT AS PROVIDED IN THE NEXT SENTENCE, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS OTHER THAN THE LAWS RELATING TO CHOICE OF LAW. THE SUFFICIENCY OF THE DEED TO CONVEY THE REAL PROPERTY AND THE BILL OF SALE TO ASSIGN SELLER'S RIGHT TITLE AND INTEREST IN THE PERSONALTY SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE REAL PROPERTY IS LOCATED.

         15.10 NO RECORDATION. PURCHASER SHALL NOT HAVE THE RIGHT TO RECORD THIS AGREEMENT. IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT UPON THE FILING FOR RECORD OF THIS AGREEMENT (EXCEPT AS MAY BE LEGALLY REQUIRED IN CONNECTION WITH A SUIT FOR SPECIFIC PERFORMANCE) BY OR THROUGH THE ACT OR EFFORT OF PURCHASER, OR ITS SUCCESSORS, IN ANY MANNER WHATSOEVER, AS AN EXHIBIT OR ATTACHMENT TO ANY OTHER INSTRUMENT SO FILED, OR OTHERWISE, IN THE OFFICE OF THE CLERK OF ANY COURT OF THE COUNTY IN WHICH THE REAL PROPERTY LIES OR ANY OTHER PUBLIC RECORDS, THEN, AND IN SUCH EVENT, AT THE OPTION OF SELLER, PURCHASER SHALL BE IN DEFAULT HEREUNDER AND SELLER SHALL BE ENTITLED TO RECEIVE ALL OF THE EARNEST MONEY AS LIQUIDATED DAMAGES BY REASON OF SUCH DEFAULT, AND THIS AGREEMENT SHALL BE NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT EXCEPT FOR PURCHASER'S INSPECTION OBLIGATIONS, THE CONFIDENTIALITY OBLIGATIONS AND THE PARTIES' OBLIGATIONS PURSUANT TO PARAGRAPH 12 WHICH SHALL CONTINUE UNTIL FULLY PERFORMED.

         15.11 MATERIAL CONSIDERATION. PURCHASER ACKNOWLEDGES THAT ALL OF ITS AGREEMENTS

SET FORTH IN THIS AGREEMENT (NOT JUST ITS AGREEMENT TO PAY THE PURCHASE PRICE), INCLUDING BUT NOT LIMITED TO ITS AGREEMENTS SET FORTH IN PARAGRAPH 6, ARE MATERIAL CONSIDERATION FOR SELLER'S AGREEMENT TO THE TERMS OF THIS AGREEMENT AND BUT FOR THOSE AGREEMENTS SELLER WOULD NOT AGREE TO THE TERMS OF THIS AGREEMENT.

         15.12 NO WAIVER. NO FAILURE OF ANY PARTY TO EXERCISE ANY POWER GIVEN SUCH PARTY HEREUNDER OR TO INSIST UPON STRICT COMPLIANCE BY ANY OTHER PARTY WITH ITS OBLIGATIONS HEREUNDER, AND NO CUSTOM OR PRACTICE OF THE PARTIES AT VARIANCE WITH THE TERMS HEREOF SHALL CONSTITUTE A WAIVER OF ANY PARTY'S RIGHT TO DEMAND EXACT COMPLIANCE WITH THE TERMS HEREOF.

         15.13 CONSTRUCTION OF AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE BEEN REPRESENTED BY COUNSEL AND THAT EACH OF THE PARTIES HAS PARTICIPATED IN THE DRAFTING OF THIS AGREEMENT. ACCORDINGLY, IT IS THE INTENTION AND AGREEMENT OF THE PARTIES THAT THE LANGUAGE, TERMS AND CONDITIONS OF THIS AGREEMENT ARE NOT TO BE CONSTRUED IN ANY WAY AGAINST OR IN FAVOR OF ANY PARTY HERETO BY REASON OF THE RESPONSIBILITIES IN CONNECTION WITH THE PREPARATION OF THIS AGREEMENT.

         15.14 CONFIDENTIALITY. AS USED HEREIN THE TERM "PERMITTED PURPOSES" MEANS DISCLOSURE TO ANY PERSON OR ENTITY TO WHOM DISCLOSURE IS REASONABLY NECESSARY IN ORDER FOR A PARTY TO PERFORM ITS RESPECTIVE OBLIGATIONS PURSUANT TO THIS AGREEMENT AND THE DISCLOSURE IS OF ONLY SUCH INFORMATION AS IS REASONABLY NECESSARY FOR SAID PARTY TO SO PERFORM. EXCEPT AS PROVIDED OTHERWISE IN THIS PARAGRAPH 15.14, PURCHASER AND SELLER, FOR THE BENEFIT OF EACH OTHER, HEREBY AGREE THAT NEITHER OF THEM WILL RELEASE OR CAUSE OR PERMIT TO BE RELEASED TO THE PUBLIC OR TO ANY PERSON OR ENTITY (EXCEPT FOR PERMITTED PURPOSES) ANY INFORMATION, PRESS NOTICES, PUBLICITY (ORAL OR WRITTEN) OR ADVERTISING PROMOTION RELATING TO, OR OTHERWISE PUBLICLY ANNOUNCE OR DISCLOSE OR CAUSE TO BE PUBLICLY ANNOUNCED OR DISCLOSED, IN ANY MANNER WHATSOEVER, THE TERMS, CONDITIONS OR SUBSTANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (COLLECTIVELY, "CONFIDENTIAL INFORMATION"), WITHOUT FIRST OBTAINING THE CONSENT OF THE OTHER PARTY HERETO (WHICH SHALL NOT BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED). PURCHASER AND SELLER, BEING AWARE OF PURCHASER'S AND SELLER'S AFFILIATION WITH A PUBLICLY-HELD CORPORATION, THE SECURITIES OF WHICH ARE TRADED ON A NATIONAL SECURITIES EXCHANGE, ACKNOWLEDGES THAT PURCHASER, SELLER AND ITS AFFILIATES MAY BE COMPELLED BY CONSIDERATIONS OF LEGAL OBLIGATION, FIDUCIARY AND PUBLIC RESPONSIBILITY, COMMERCIAL PRAGMATISM AND ESTABLISHED CORPORATE POLICY TO MAKE DISCLOSURES TO ITS AUDITORS OR LENDERS OR TO ISSUE A PUBLIC PRESS RELEASE ANNOUNCING THAT IT HAS ENTERED INTO THIS AGREEMENT AND STATING THE MATERIAL TERMS HEREOF; THUS, PURCHASER OR SELLER MAY MAKE SUCH DISCLOSURES AND ISSUE ONE OR MORE PRESS RELEASES. THE PARTIES CONSENT TO ALL SUCH ADDITIONAL STATEMENTS AND DISCLOSURES EACH PARTY MAY REASONABLY MAKE IN RESPONDING TO INQUIRIES ARISING AS A RESULT OF ANY SUCH INITIAL DISCLOSURE OR PRESS RELEASE AS LONG AS THE SAME ARE CONSISTENT WITH THE TERMS OF THIS PARAGRAPH 15.14. SUBJECT TO THE FOLLOWING SENTENCE, IT IS UNDERSTOOD THAT THE FOREGOING SHALL NOT PRECLUDE EITHER PARTY FROM DISCUSSING THE SUBSTANCE OR ANY RELEVANT DETAILS OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT ON A CONFIDENTIAL BASIS WITH ANY OF ITS ATTORNEYS, ACCOUNTANTS, PROFESSIONAL CONSULTANTS, FINANCIAL ADVISORS, RATING AGENCIES, PARTNERS, INVESTORS OR POTENTIAL

INVESTORS, OR POTENTIAL LENDERS, AS THE CASE MAY BE (COLLECTIVELY, "PERMITTED PARTY"), BUT ONLY TO THE EXTENT NECESSARY TO COMPLETE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. PRIOR TO DISCLOSING ANY CONFIDENTIAL INFORMATION TO ANY PERMITTED PARTY, THE DISCLOSING PARTY SHALL OBTAIN THE WRITTEN AGREEMENT OF THE PERMITTED PARTY TO THE TERMS OF THIS PARAGRAPH 15.14 AND THE CONFIDENTIALITY PROVISIONS OF PARAGRAPH 6.2. ADDITIONALLY, NOTHING HEREIN SHALL PREVENT EITHER PARTY HERETO FROM COMPLYING WITH APPLICABLE LAWS, INCLUDING, WITHOUT LIMITATION, GOVERNMENTAL REGULATORY, DISCLOSURE, TAX AND REPORTING REQUIREMENTS. DISCLOSURE OF ANY INFORMATION OR DOCUMENT WHICH IS OR BECOMES GENERALLY AVAILABLE TO THE PUBLIC OTHER THAN AS A RESULT OF A DISCLOSURE BY EITHER SELLER OR PURCHASER OR ITS RESPECTIVE AGENTS OR REPRESENTATIVES IN VIOLATION OF THIS AGREEMENT SHALL NOT BE A VIOLATION OF THIS PARAGRAPH 15.14. THE OBLIGATIONS CREATED BY THIS PARAGRAPH ARE CALLED "CONFIDENTIALITY OBLIGATIONS", AND SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING ANY PROVISION OF THIS PARAGRAPH TO THE CONTRARY, SELLER MAY DISCLOSE THE TERMS OF THIS TRANSACTION AND INFORMATION REGARDING THE PROPERTY TO THE BANKRUPTCY COURT IN CONNECTION WITH THE BANKRUPTCY COURT'S CONSIDERATION OF THE CHARTER AGREEMENT AND ANY OTHER MATTER COMING BEFORE THE BANKRUPTCY COURT IN THE BANKRUPTCY PROCEEDING.

         15.15 IRS REPORTING REQUIREMENTS. FOR THE PURPOSE OF COMPLYING WITH ANY INFORMATION REPORTING REQUIREMENTS OR OTHER RULES AND REGULATIONS OF THE INTERNAL REVENUE SERVICE ("IRS") THAT ARE OR MAY BECOME APPLICABLE AS A RESULT OF OR IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY REQUIREMENTS SET FORTH IN INCOME TAX REGULATION SECTION 1.6045-4 AND ANY SUCCESSOR VERSION THEREOF (COLLECTIVELY THE "IRS REPORTING REQUIREMENTS"), SELLER AND PURCHASER HEREBY DESIGNATE AND APPOINT THE TITLE COMPANY TO ACT AS THE "REPORTING PERSON" (AS THAT TERM IS DEFINED IN THE IRS REPORTING REQUIREMENTS) TO BE RESPONSIBLE FOR COMPLYING WITH ANY IRS REPORTING REQUIREMENTS. WITHOUT LIMITING THE RESPONSIBILITY AND OBLIGATIONS OF THE TITLE COMPANY AS THE REPORTING PERSON, SELLER AND PURCHASER HEREBY AGREE TO COMPLY WITH ANY PROVISIONS OF THE IRS REPORTING REQUIREMENTS THAT ARE NOT IDENTIFIED THEREIN AS THE RESPONSIBILITY OF THE REPORTING PERSON, INCLUDING, BUT NOT LIMITED TO, THE REQUIREMENT THAT SELLER AND PURCHASER EACH RETAIN AN ORIGINAL COUNTERPART OF THIS AGREEMENT FOR AT LEAST FOUR (4) YEARS FOLLOWING THE CALENDAR YEAR OF THE CLOSING.

         15.16 PURCHASER'S AGREEMENTS. PRIOR TO CLOSING, PURCHASER SHALL NOT ENTER INTO ANY AGREEMENTS WITH ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL AUTHORITIES OR WITH ANY OTHER PERSON OR ENTITY THAT WOULD BIND SELLER OR THE REAL PROPERTY OR RUN WITH THE REAL PROPERTY WITHOUT SELLER'S PRIOR WRITTEN CONSENT, WHICH CONSENT MAY BE WITHHELD IN SELLER'S SOLE DISCRETION.

         15.17 EXPIRATION OF OFFER. THIS AGREEMENT SHALL BE NULL AND VOID IF NOT FULLY EXECUTED BY BOTH PARTIES HERETO ON OR BEFORE THE 9TH DAY OF JUNE, 2000. SUBMISSION OF AN UNSIGNED COPY OF THIS AGREEMENT BY SELLER SHALL NOT CONSTITUTE AN OFFER OR OPTION TO PURCHASE THE PROPERTY.

         15.18 WAIVER OF JURY TRIAL. PURCHASER AND SELLER HEREBY WAIVE

TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF PURCHASER, AND SELLER AND ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

         PARAGRAPH 15.18 HEREOF IS HEREBY AGREED TO AND INITIALED BY PURCHASER AND SELLER:

                  ----------            -------
                  PURCHASER              SELLER

         IN WITNESS WHEREOF, THE PARTIES HERETO SET THEIR RESPECTIVE HANDS AND AFFIXED THEIR SEALS ON THE DAY AND YEAR INDICATED BELOW.

                                          PURCHASER:

                                          RAMSAY YOUTH SERVICES, INC.

                                          BY:
                                             ---------------------------------
                                          NAME:
                                               -------------------------------
                                          TITLE:
                                                ------------------------------

DATE EXECUTED:
              -------------------------

                                          SELLER:

                                          CRESCENT REAL ESTATE FUNDING VII, L.P.

                                          BY: CRE MANAGEMENT VII CORP.,
                                              A DELAWARE CORPORATION
                                              ITS GENERAL PARTNER
                                          BY:
                                             ---------------------------------
                                          NAME:
                                               -------------------------------
                                          TITLE:
                                                ------------------------------

DATE EXECUTED:
              -------------------------

                            JOINDER BY TITLE COMPANY

REPUBLIC TITLE OF TEXAS, INC. REFERRED TO IN THIS AGREEMENT AS THE "TITLE COMPANY", HEREBY ACKNOWLEDGES THAT IT RECEIVED THIS AGREEMENT EXECUTED BY SELLER AND PURCHASER ON THE ________ DAY OF __________________, 2000, AND ACCEPTS THE OBLIGATIONS OF THE TITLE COMPANY AS SET FORTH HEREIN. THE UNDERSIGNED FURTHER ACKNOWLEDGES THAT IT RECEIVED THE DEPOSIT ON THE ________ DAY OF ____________, 2000, AND ACCEPTS THE OBLIGATIONS OF THE TITLE COMPANY AS SET FORTH HEREIN. THE TITLE COMPANY HEREBY AGREES TO HOLD AND DISTRIBUTE THE EARNEST MONEY IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT.

                                            REPUBLIC TITLE OF TEXAS, INC.

                                            BY:
                                               ------------------------------
                                                       ESCROW OFFICER

                                         ADDRESS: 2626 HOWELL STREET, 10TH FLOOR
                                                  DALLAS, TEXAS  75204

                                    EXHIBIT A
                           (ATTACH LEGAL DESCRIPTION)